Exhibit 10.7

SUBORDINATION AGREEMENT
among
RENEGY HOLDINGS, INC.
a Delaware corporation
(Junior Claimant)
and
SNOWFLAKE WHITE MOUNTAIN
POWER, LLC,
an Arizona limited liability company
(Borrower)
and
COBANK, ACB
(Administrative Agent)
Dated as of January 1, 2009

-i-

          This SUBORDINATION AGREEMENT, dated as of January 1, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into among RENEGY HOLDINGS, INC., a Delaware corporation (“Junior Claimant”), SNOWFLAKE WHITE MOUNTAIN POWER, LLC, an Arizona limited liability company (“SWMP”), and COBANK, ACB, as Administrative Agent (together with its successors and assigns in such capacity, “Administrative Agent”) for the Senior Claimants (as defined in Section 1.1).
RECITALS
          A. SWMP owns, operates and maintains an approximately 24 MW biomass-fired power generation plant located near Snowflake, Arizona (the “Project”).
          B. In connection with the ownership, operation and maintenance of the Project, SWMP has entered into that certain Credit Agreement, dated as of September 1, 2006, as amended and restated on the date hereof (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SWMP, Renegy, LLC, an Arizona limited liability company (“Renegy”), Renegy Trucking, LLC, an Arizona limited liability company (“Renegy Trucking” and together with Renegy and SWMP, the “Borrowers”), Administrative Agent and the financial institutions from time to time parties thereto (collectively, the “Lenders”), pursuant to which, among other things, the Lenders have extended Loans to, and for the benefit of, the Borrowers.
          C. Junior Claimant has entered into that certain Amended and Restated Limited Liability Company Agreement of SWMP, dated on or about the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”), with AZ Biomass LLC, a Delaware limited liability company (“SSB”), pursuant to which, subject to the terms and conditions contained therein and herein, (i) Junior Claimant has agreed to provide working capital loans to SWMP (the “Renegy Loans”) and (ii) SWMP has agreed to pay Junior Claimant a management fee and reimburse Junior Claimant for certain out-of-pocket expenses incurred on behalf of SWMP (the “Renegy Fees”).
          D. The Senior Claimants have agreed that Junior Claimant may enter into the LLC Agreement only if Junior Claimant shall join in this Agreement and Junior Claimant shall subordinate, to the extent and in the manner hereinafter set forth, all claims and rights in respect of the Subordinated Amounts to all Senior Claims (each as defined below) to the extent set forth in this Agreement.
AGREEMENT
          NOW, THEREFORE, in consideration of the promises contained herein, and in order to induce the Lenders to continue to perform under the Credit Agreement and to make the advances of credit contemplated thereby, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS
          1.1 Agreement Definitions. The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:
          “Proceeding” means any (a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to SWMP, its property or its creditors as such, (b) proceeding for any liquidation, dissolution or other winding-up of SWMP, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) general assignment for the benefit of creditors of SWMP or (d) other marshaling of the assets of SWMP.
          “Senior Claimants” means the Secured Parties under and as defined in the Credit Agreement.
          “Senior Claims” means all other Obligations owing to any Senior Claimant, whether now existing or hereafter incurred or created, under or with respect to the Credit Documents and any related documents.
          “Subordinated Amounts” means the (i) repayment by SWMP to Junior Claimant of any principal and interest on the Renegy Loans in accordance with Section 4.4 of the LLC Agreement and (ii) the payment by SWMP to Junior Claimant of Renegy Fees in accordance with Section 8.2 of the LLC Agreement.
          “Subordination Period” means the period of time commencing on the date of the execution and delivery of this Agreement by each of the parties hereto and ending on the date on which all Senior Claims shall have been paid in full, in cash, all of the Commitments of the Lenders under the Credit Agreement shall have been terminated and all of the Swap Agreements to which any Senior Claimant is a party shall have been terminated.
          1.2 Credit Agreement Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meaning given in the Credit Agreement.
          1.3 Rules of Interpretation. Unless otherwise provided herein, the rules of interpretation set forth in Exhibit A to the Credit Agreement shall apply to this Agreement, including its preamble and recitals.
ARTICLE II.
CERTAIN SUBORDINATION TERMS
          2.1 Making of Payments. During the Subordination Period, notwithstanding anything in the LLC Agreement to the contrary, each of the parties hereto agree as follows:
     (a) Subject to clause (c) below, Junior Claimant agrees, for the benefit of Administrative Agent and the other Senior Claimants, that it will not ask, demand, sue for, take or receive from SWMP by set-off or in any other manner, or retain payment (in whole or in part) of, any of the Subordinated Amounts or any security therefor.
     (b) Subject to clause (c) below, SWMP agrees that it will not make any payment of any kind on account of, or provide any additional security or guarantee for, the Subordinated Amounts, and SWMP agrees that it will not make any payment of any kind on account of, or provide any additional security or guarantee for, the Subordinated Amounts (whether on behalf of SWMP or otherwise).
     (c) Notwithstanding anything contained in clauses (a) or (b) above, SWMP may pay to Junior Claimant (and Junior Claimant may receive from SWMP) Subordinated Amounts due to Junior Claimant with funds available for distribution by SWMP to Junior Claimant under Waterfall Level 8.
     (d) Junior Claimant directs SWMP to make, and SWMP agrees to make, the payment of the Senior Claims prior to the payment of the Subordinated Amounts, except as permitted by clause (c) above.
          2.2 Legend. Each negotiable instrument or promissory note evidencing a Subordinated Amount or a lien, if any, in respect thereof shall bear a legend (or otherwise include notice provisions satisfactory to Administrative Agent) providing that payment of the Subordinated Amounts thereunder and the priority of any such lien have been subordinated to prior payment of the Senior Claims and the liens in respect thereof in the manner and to the extent set forth in this Agreement.
          2.3 Proceeding Against SWMP; Proof of Claim.
                2.3.1 Proceeding Against SWMP. At any general meeting of creditors of SWMP or any member thereof, or in the event of any Proceeding during the Subordination Period, Administrative Agent, on behalf of the Senior Claimants, is hereby irrevocably authorized at any such meeting or in any such Proceeding:
     (a) to enforce claims comprising the Subordinated Amounts in the name of Junior Claimant, by proof of debt, proof of claim, suit or otherwise;
     (b) to collect any assets of SWMP distributed, divided or applied by way of dividend or payment as a result of a Proceeding, or such securities issued, on account of the Subordinated Amounts as a result thereof and apply the same, or the proceeds of any realization upon the same that the Senior Claimants in their discretion elect to effect, to Senior Claims until all Senior Claims shall have been paid in full (the Senior Claimants hereby agreeing to render any surplus as a court of competent jurisdiction may direct); and
     (c) other than voting claims comprising or arising out of the Subordinated Amounts in any Proceeding (including the right to vote to accept or reject any plan of partial or complete liquidation or reorganization), to take generally any action in connection with any such meeting or proceeding which Junior Claimant might otherwise take in respect of the Subordinated Amounts and claims relating thereto.

               2.3.2 Proof of Claim. After the commencement of any Proceeding referred to in Section 2.3.1, Junior Claimant may inquire of Administrative Agent in writing whether Administrative Agent, on behalf of Senior Claimants, intends to exercise the foregoing rights with respect to the Subordinated Amounts. Should Administrative Agent fail, within a reasonable time after receipt of such inquiry, either to file a proof of claim with respect to the Subordinated Amounts and to furnish a copy thereof to Junior Claimant, or to inform Junior Claimant in writing that the Senior Claimants intend to exercise their rights to assert the Subordinated Amounts in the manner hereinabove provided, Junior Claimant may, but shall not be required to, proceed to file a proof of claim with respect to the Subordinated Amounts and take such further steps with respect thereto, not inconsistent with this Agreement, as Junior Claimant may reasonably deem proper.
          2.4 Time of Filing. Notwithstanding the time of filing, attachment or recording of any document or other instrument, it is agreed by Junior Claimant that the Liens of the Collateral Documents shall be senior to any liens arising in favor of Junior Claimant as part of or relating to the LLC Agreement.
          2.5 Wrongful Collections. Should any payment on account of, or any collateral for any part of, the Subordinated Amounts be received by Junior Claimant in violation of this Agreement, such payment or collateral shall be delivered by Junior Claimant forthwith to Administrative Agent, on behalf of the Senior Claimants, for application to Senior Claims, in the form received. Administrative Agent is irrevocably authorized to supply any required endorsement or assignment which may have been omitted. Until so delivered, any such payment or collateral shall be held by Junior Claimant in trust for the Senior Claimants and shall not be commingled with other funds or property of Junior Claimant.
ARTICLE III.
OWNERSHIP OF SUBORDINATED AMOUNTS; AMENDMENT OF LLC AGREEMENT; CREDIT DOCUMENTS
          3.1 Ownership of Subordinated Amounts. Junior Claimant represents and warrants that it is the lawful owner of the right to receive the Subordinated Amounts and no part thereof has been assigned to or subordinated or subjected to any other security interest in favor of anyone other than the Senior Claimants. Junior Claimant shall not assign all or any portion of the Subordinated Amounts, its commitment under, or any of its rights or remedies under, the LLC Agreement without the prior written consent of Administrative Agent and the Majority Lenders, the Required Lenders or all Lenders, as applicable (which consent may be granted or withheld in their respective sole discretion), and in any event only upon the execution and delivery to Administrative Agent of an agreement by any such assignee to be bound by the terms of this Agreement (including provisions relating to assignment), in form and substance the same as this Agreement, or otherwise as may be reasonably satisfactory to Administrative Agent.
          3.2 Amendment of LLC Agreement. Junior Claimant shall not amend the LLC Agreement without Administrative Agent’s prior written consent.
          3.3 Credit Documents. Junior Claimant acknowledges that it has been provided with a copy of the Credit Documents and has read and is familiar with the provisions thereof. Junior Claimant hereby consents to the application of Project Revenues in the order of priority and in the manner set forth in Article 7 of the Credit Agreement, notwithstanding anything in any of the LLC Agreement to the contrary. Junior Claimant shall not otherwise take any action prejudicial to or inconsistent with the Senior Claimants’ priority position over Junior Claimant created by this Agreement.
ARTICLE IV.
WAIVERS
          Administrative Agent and the Senior Claimants are hereby authorized to demand specific performance of this Agreement, whether or not SWMP shall have complied with the provisions hereof applicable to it, at any time when Junior Claimant shall have failed to comply with any provision hereof applicable to it. Junior Claimant hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the Senior Claimants. Junior Claimant further waives presentment, notice and protest in connection with all negotiable instruments evidencing Senior Claims or Subordinated Amounts to which Junior Claimant may be a party, notice of the acceptance of this Agreement by the Senior Claimants, notice of any loan made, extension granted or other action taken in reliance hereon, and all demands and notices of every kind in connection with this Agreement, Senior Claims or time of payment of Senior Claims or Subordinated Amounts. Junior Claimant hereby assents to any renewal, extension or postponement of the time of payment of Senior Claims or any other indulgence with respect thereto, to any increase in the amount of Senior Claims, to any substitution, exchange or release of collateral therefor and to the addition or release of any person primarily or secondarily liable thereon and assents to the provisions of any instrument, security or other writing evidencing Senior Claims.
ARTICLE V.
REINSTATEMENT
          The obligations of Junior Claimant under this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Claim, or any other payment to any holder of any Senior Claim in its capacity as such, is rescinded or must otherwise be restored or returned by the holder of such Senior Claims upon the occurrence of any Proceeding, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, SWMP or any substantial part of its property, or otherwise, all as though such payment had not been made.
ARTICLE VI.
BANKRUPTCY
          This Agreement shall remain in full force and effect as between Junior Claimant and Senior Claimant notwithstanding the occurrence of any Proceeding affecting SWMP or any member thereof.
ARTICLE VII.
FURTHER ASSURANCES

          SWMP and Junior Claimant shall execute and deliver to the Senior Claimants such further instruments and shall take such further action as the Senior Claimants may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement. To this end, Junior Claimant (a) irrevocably authorizes and empowers (without imposing any obligation on) the Senior Claimants and any agent thereof to demand, sue for, collect and receive all payments and distributions on or in respect of its Subordinated Amounts which are required to be paid or delivered to the Senior Claimants, as provided herein, and to file and prove all claims therefor and take all such other action, in the name of Junior Claimant or otherwise, as the Senior Claimants may determine to be necessary or appropriate for the enforcement of these subordination provisions, all in such manner as the Senior Claimants or Administrative Agent shall instruct, (b) irrevocably authorizes and empowers (without imposing any obligation) the Senior Claimants and Administrative Agent to vote the Subordinated Amounts in such manner as the Senior Claimants or Administrative Agent shall instruct and (c) agrees to execute and deliver to the Senior Claimants or Administrative Agent all such further instruments confirming the above authorization, and all such proofs of claim, assignments of claim and other instruments, and to take all such other action, as may be requested by Senior Claimants in order to enable the Senior Claimants to enforce all claims upon or in respect of the Subordinated Amounts.
ARTICLE VIII.
MISCELLANEOUS
          8.1 Notices. Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to Administrative Agent:	CoBank, ACB
5500 S. Quebec Street
Greenwood Village, CO 80111
Attn: Dale Keyes
Facsimile: (303) 224-2599

If to SWMP:	Snowflake White Mountain Power, LLC
3418 N. Val Vista Drive
Mesa, AZ 85213
Attn: Robert M. Worsley
Telecopy: (480) 718-7977

If to Junior Claimant:	Renegy Holdings, Inc.
301 West Warner Road, Suite 132
Tempe, Arizona 85284-2961
Attn: Robert M. Worsley
Telecopy No.: (480) 556-5500
All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service (including Federal Express, UPS, ETA, Emery, DHL, AirBorne and other similar overnight delivery services), (c) if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, or (d) if sent by facsimile. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by facsimile or other direct written electronic means shall be deemed to have been given when sent and receipt has been confirmed (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for recipient). Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of 30 days’ notice to the other parties in the manner set forth above.
          8.2 Benefit of Agreement. Nothing in this Agreement, expressed or implied, shall give or be construed to give to any Person other than the parties hereto and the Senior Claimants, any legal or equitable right, remedy or claim under this Agreement, or under any covenants and provisions of this Agreement, each such covenant and provision being for the sole benefit of the parties hereto and the Senior Claimants. The rights granted to the Senior Claimants hereunder are solely for their protection and nothing herein contained shall impose on the Senior Claimants any duties with respect to any property of SWMP or Junior Claimant received hereunder. The Senior Claimants shall have no duty to preserve rights against prior parties in any property of any kind received hereunder.
          8.3 Delay and Waiver. No failure or delay by Administrative Agent in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Administrative Agent hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Credit Document or consent to any departure by SWMP therefrom shall in any event be effective unless the same shall be permitted by Section 13.4, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
          8.4 Amendments. This Agreement may not be amended, modified or supplemented, except in a writing signed by each of the parties hereto.
          8.5 Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of New York, without reference to conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).
          8.6 Consent to Jurisdiction. Each of the parties hereto agrees that any legal action or proceeding by or against SWMP or Junior Claimant or with respect to or arising out of this Agreement may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York, as Administrative Agent may elect. By execution and delivery of this Agreement, each of the parties hereto accepts, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of Administrative Agent to bring legal action or proceedings in any other competent jurisdiction. Each of the parties hereto hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of forum non-conveniens.
          8.7 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT.
          8.8 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.
          8.9 Headings. Article and Section headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such article and section headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.
          8.10 Successors and Assigns. Without limiting anything set forth in Article 3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither SWMP nor Junior Claimant may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent (which consent may be withheld in its sole discretion).
          8.11 Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein among the parties hereto integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect of the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.
          8.12 Survival of Agreements. All covenants, agreements, representations and warranties made by SWMP and Junior Claimant herein and in the other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the termination of the Subordination Period. The provisions regarding the payment of expenses and indemnification obligations, including Section 13.13, shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the termination of the Subordination Period, or the termination of this Agreement or any provision hereof.

          8.13 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Subordination Agreement to be duly executed and delivered as of the date first above written.

SNOWFLAKE WHITE MOUNTAIN POWER, LLC, an Arizona limited liability company
By:	Renegy Holdings, Inc., a Delaware corporation, as Manager

/s/ Robert M. Worsley
	Name:	Robert M. Worsley
	Title:	Chief Executive Officer

RENEGY HOLDINGS, INC., a Delaware corporation
By:	/s/ Robert M. Worsley
	Name:	Robert M. Worsley
	Title:	Chief Executive Officer

COBANK, ACB, as Administrative Agent
By:	/s/ Dale Keyes
	Name:	Dale Keyes
	Title:	Vice President, Energy Banking Group

SUBORDINATION AGREEMENT (RENEGY HOLDINGS)